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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): NOVEMBER 30, 1999

                            HILTON HOTELS CORPORATION
             (exact name of Registrant as specified in its charter)


         DELAWARE                   001-03427                   36-2058176
(State of Incorporation)      (Commission File No.)          (I.R.S. Employer
                                                            Identification No.)

                9336 CIVIC CENTER DRIVE, BEVERLY HILLS, CA 90210
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (310) 278-4321



                                       N/A
          (Former name or former address, if changed since last report)



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Item 2.    Acquisition or Disposition of Assets.

         (a) On November 30, 1999, Hilton Hotels Corporation ("Hilton") and Promus Hotel Corporation ("Promus") each received stockholder approval of Hilton's acquisition of Promus pursuant to the Agreement and Plan of Merger dated as of September 3, 1999, as amended, (the "Merger Agreement"). Pursuant to the Merger Agreement, Promus merged into a wholly owned subsidiary of Hilton on November 30, 1999. In the merger, each share of Promus common stock, $.01 par value, was converted into the right to receive either (i) $38.50 in cash, without interest, or (ii) 3.2158 shares of Hilton common stock. Fifty-five percent of the Promus shares were converted into cash consideration while the remaining forty-five percent were converted into Hilton stock.

         Financing for this transaction was also consummated on November 30, 1999. The financing was fully syndicated and led by Bank of America N.A. as Lead Arranger, and First Union National Bank, Bank of Nova Scotia and Wachovia Bank as Co-Arrangers.

         Hilton's press release announcing consummation of the merger, dated November 30, 1999, and two December 1, 1999 press releases correcting the information previously released regarding the election made by Promus shareholders with respect to the form of merger consideration to be received, are attached to this Current Report on Form 8-K as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.


Item 5.  Other

         (a) RIGHTS PLAN. In connection with the merger, a new Stockholder Rights Plan was approved by Hilton's Board of Directors to replace the Stockholder Rights Plan previously in effect. The Board of Directors declared a dividend of one preferred share purchase right for each share of common stock, $2.50 par value, of Hilton outstanding at the close of business on November 30, 1999. As long as the Rights are attached to the Common Shares, Hilton will issue one Right (subject to adjustment) with each new Common Share so that all such shares will have attached Rights. When exercisable, each Right will entitle the registered holder to purchase from Hilton one one-hundredth of a share of Series A Junior Participating Preferred Stock at a price of $80 per one one-hundredth of a Preferred Share, subject to adjustment.

         The description and terms of the Rights are set forth in a Rights Agreement, dated as of November 29, 1999, as the same may be amended from time to time, between Hilton and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, a form of which is attached hereto as Exhibit 99.4 and incorporated by reference into this Item 5. The Board of Directors of Hilton also adopted a Certificate of Designations of Series A Junior Participating Preferred Stock of the Company, and caused to be filed with the Secretary of State of the State of Delaware the Certificate of Designations, in the form attached hereto as Exhibit 99.5 and incorporated by reference into this Item 5.


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         (b)  STOCKHOLDER APPROVAL.  On November 30, 1999, Hilton's proposals to

         - amend its certificate of incorporation to increase the authorized number of shares of common stock from 400 million to 500 million, and

         - amend its bylaws to change the authorized number of directors from 12 to a range of 10-to 20, with the exact number to be set from time to time by the Hilton board of directors,

         were also approved by the stockholders at the Hilton stockholder meeting. The amendment to the certificate of incorporation increasing the authorized number of shares of common stock was filed and became effective on November 30, 1999.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. It is impracticable to file the historical financial information required by Item 7(a) of Form 8-K at this time. Such historical financial information will be filed or incorporated by reference when available, but in no event later than February 14, 1999.

         (b) PRO FORMA FINANCIAL INFORMATION. It is impracticable to file the pro forma financial information required by Item 7(b) of Form 8-K at this time. Such pro forma financial information will be filed or incorporated by reference when available, but in no event later than February 14, 1999.

         (c)           EXHIBITS.


              The following exhibits are filed with this report on Form 8-K:


EXHIBIT NO.       DESCRIPTION
-----------       -----------
99.1              Press Release, dated November 30, 1999, announcing the
                  completion of the acquisition.

99.2 Press Release, dated December 1, 1999, announcing an error in the previously released proration calculations.

99.3 Press Release, dated December 1, 1999, correcting the previously released proration calculations.

99.4 Rights Agreement dated as of November 29, 1999 by and between the Hilton Hotels Corporation and ChaseMellon Shareholder
                  Services, L.L.C. (1)



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99.5              Certificate of Designations of Series A Junior Participating
                  Preferred Stock of Hilton Hotels Corporation (1)




(1) Previously filed by the Registrant in its Form 8-A filing of December 1, 1999 and incorporated by reference herein pursuant to rule 12b-32 of the Exchange Act.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 2, 1999                        HILTON HOTELS CORPORATION


                                                  By: /s/ Thomas E. Gallagher
                                                     --------------------------
                                                  Thomas E. Gallagher
                                                  Executive Vice President and
                                                  General Counsel



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